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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of earliest event reported): October 4, 1999


                          INTERLOTT TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                 Commission File Number                        31-1297916
(State of Incorporation)                001-12986                (I.R.S. Employer Identification No.)
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                   10830 Millington Ct, Cincinnati, Ohio 45242
          (Address of principal executive offices, including zip code)



                                 (513) 792-7000
              (Registrant's telephone number, including area code)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 5, 6, and 8 are not applicable and are omitted from this report.


Item 4. Changes in Registrant's Certifying Accountant.

The registrant has dismissed its former principal accountants, KPMG LLP and engaged Grant Thornton LLP as its principal accountants. The change was made effective October 4, 1999. The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors of the registrant.

Neither of the reports of the former principal accountants on the financial statements of the registrant for the past two years contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years of the registrant and each subsequent interim period preceding July 1, 1999 (the most recent quarter for which KPMG has reviewed the financial statements), there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their report.

No "reportable events," as identified in Regulation S-K, Item 304(a)(1)(v), have occurred within the registrant's two most recent fiscal years and the subsequent interim periods.

During the registrant's two most recent fiscal years and the subsequent interim periods, the registrant has not consulted Grant Thornton LLP regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

The registrant has provided KPMG LLP with a copy of this disclosure and has requested that KPMG LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of KPMG's letter to the SEC dated October 11, 1999, is filed as Exhibit 16 to this report on Form 8-K.



Item 7.  Financial Statements and Exhibits


(a)      Financial Statements of Businesses Acquired.


         Not Applicable.



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(b)      Pro Forma Financial Information



         Not Applicable



(c)      Exhibits



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
          Number           Description
          ------           -----------
           16              Letter from KPMG LLP
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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Interlott Technologies, Inc.

                                     /s/ Dennis W. Blazer
                                     -----------------------------
                                     Dennis W. Blazer

                                     Chief Financial Officer

Date: October 4, 1999